Exhibit 99.1

STATE OF FRANKLIN BANCSHARES, INC.

Consolidated Balance Sheets, Unaudited

(Dollars in Thousands)

September 30, 2008
ASSETS

Cash and Due from Banks	$6,708
Federal Funds Sold	24,195
Short-Term Interest Bearing Deposits	1,055

Total Cash and Cash Equivalents	31,958

Investments - HTM	19,149
Investments - AFS	15,111
Securities at Fair Value - FAS 159	11,381
Loans Held for Sale
Loans and Leases Receivable	224,113
Less: Allowance for Loan and Lease Losses	(1,579)

Loans and Leases Receivable, Net	222,534

Accrued Interest Receivable, Net	1,555
Land, Buildings & Equip at Cost Less Accum Depr of $ 5,153,789 in 2008	10,839
Federal Income Tax Receivable	2,153
State Income Tax Receivable	46
Prepaid Expense and Accounts Receivable	304
Deferred Tax Assets	13,955
FHLB Stock	2,842
Other Real Estate Owned	602
Other Assets	187

Total Assets	332,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Interest-Free Deposits	21,079
Interest-Bearing Deposits	238,891
Advances by Borrowers for Taxes and Insurance	305
Accrued Interest on Deposits	273
Accrued State and Federal Taxes Payable	16
Payable to Shareholders	279
Other Accounts Payable and Accrued Expenses	1,403
Repurchase Agreements	1,798
FHLB Short-Term Advances
FHLB Long-Term Advances	56,063
Deferred Credits on REO	110

Total Liabilities	320,217

Guaranteed Preferred Beneficial Interest in Subordinated Debentures	10,000

Stockholders’ Equity:

Common Stock, $1.00 Par Value	1,087
Paid-in Capital	14,634
Less: Stock Repurchase	(9,576)
Accumulated Other Comprehensive Income	(6,313)
Retained Earnings	4,947
Retained Earnings - FASB 159	(2,306)
Less: Employee Stock Ownership	(74)

Total Stockholders’ Equity	2,399

Total Liabilities and Stockholders’ Equity	$332,616

STATE OF FRANKLIN BANCSHARES, INC.

Consolidated Statements of Income, Unaudited

Nine Months Ended September 30, 2008
Interest Income:
Interest and Fees on Loans	$11,256
Other Interest Income	4,586

Total Interest Income	15,842

Interest Expense:
Interest on Deposits	5,380
Interest on Agreements to Repurchase	37
Interest on Short-Term Debt	9
Interest on Long-Term Debt	1,732
Interest on Trust Perferred Subordinated Debentures	375

Total Interest Expense	7,533

Net Interest Income Before Provision for Loan Loss	8,309
Provision for Loan Losses	(59)

Net Interest Income After Provision for Loan Loss	8,250

Other Income:
Other Fees and Service Charges	639
Net Gain on Loans Sold	202
Realized Gain on Securities AFS	(16,198)
Real Estate Sales Commission Income	504
Insurance Commission Income	1
Rental Income, Net	10

Total Other Income	(14,842)

FV Adjustment on Loans - FASB 159	23
FV Adjustment on Investments - FASB 159	(8,147)

Other Expenses:
Compensation and Related Benefits	3,712
Occupancy Expenses	483
Furniture and Equipment Expense	423
Advertising	443
Data Processing Expense	544
Other	1,556

Total Other Expenses	7,161

Income Before Income Tax	(21,877)
Provision for Income Taxes	8,546

Net Income	(13,331)

STATE OF FRANKLIN BANCSHARES, INC.

Consolidated Statements of Cash Flows, Unaudited

Nine Months Ended September 30, 2008
Cash Flows from Operating Activities:
Net Income	$(13,331)
Items Not Affecting Cash:
Depreciation	525
Loss on Disposal of Fixed Assets	14
Decrease in Accrued Interest	599
Deferred Income Taxes (Benefit)	(625)
Provisions for Loan Losses	59
(Increase) in State and Federal Taxes Receivable	(2,194)
Decrease in Prepaid Expenses and Accounts Receivable	175
(Decrease) in Interest Payable	(142)
(Decrease) in Other Accts Payable and Accrued Expenses	(63)
(Decrease) in Deferred Loan Fees, Net	(24)
Realized Losses on Securities AFS	16,198
Losses in Valuation of Trading Securities	8,147
(Gains) in Valuation of FAS 159 Loans	(23)
Discount Accretion	(208)
Amortization Expense	51
(Decrease) in Deferred Gain on Sale of REO	(18)
Stock Option Evaluation	74
Earned ESOP Shares	85
FHLB Stock Dividends	(111)
Net Decrease in Loans Held for Sale	1,101

Net Cash Provided by Operating Activities	10,289

Cash Flows from Investing Activities:
Purchase of Held-to-Maturity Investments	—
Purchase of Available-for-Sale Investments	—
Purchase of Trading Securities	—
Proceeds from Maturities of Held-to-Maturity Investments	—
Proceeds from Sells and Maturities of Available-for-Sale Investments	31,298
Proceeds from Sells and Maturities of Trading Securities	6,850
Principal Payments on Mortgage Backed Securities - HTM	320
Principal Payments on Mortgage Backed Securities - AFS	1,875
Principal Payments on Mortgage Backed Securities - TRD	960
Proceeds from Sale of Other Real Estate Owned	205
Decrease in Loans Receivable, Net	1,930
Purchases of Premises and Equipment	(2,314)
Proceeds from Sale of Equipment	24
Purchases of Federal Home Loan Bank Stock	—

Net Cash (Used) by Investing Activities	41,148

Cash Flows from Financing Activities:
Net (Decrease) in Deposits	(25,264)
Net Increase in Advances by Borrowers for Taxes and Insurance	177
Net Increase in Repurchase Agreements	140
Issuance of Common Stock, Net	—
Repurchase of Common Stock, Net	—
Issuance of Trust Preferred Securities, Net	—
Preferred Trust Placement Costs	—
ESOP Shares Purchased	—
Repayment of Debt	—
Repayment of FHLB Advances	(124)
Proceeds from FHLB Advances	—

Net Cash Provided by Financing Activities	(25,071)

Net Increase (Decrease) in Cash and Cash Equivalents	26,366
Cash and Cash Equivalents at Beginning of Period	5,592

Cash and Cash Equivalents at End of Period	$31,958.00

Supplemental Schedule of Noncash Investing and Financing Activities:
(Decrease) in Unrealized Gain (Loss) on Securities Available-For-Sale, Net of Deferred Tax Liability	$(3,471)
Acquisition of Real Estate Property through Foreclosure of Related Loans	$483
Origination of Mortgage Loans to Finance Sale of Foreclosed Real Estate	$443

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Income Taxes (Refund)	$260
Interest	$7,675

JOHNSON CITY, TENNESSEE

INDEX TO AUDIT REPORT

December 31, 2007 and 2006

Audited Consolidated Financial Statements:

Independent Auditor’s Report	1

Consolidated Statements of Financial Condition	2

Consolidated Statements of Income	3

Consolidated Statements of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5-6

Notes to Consolidated Financial Statements	7-33

BAYLOR AND BACKUS
R.F. VANHOY, CPA	CERTIFIED PUBLIC ACCOUNTANTS	E.N. BACKUS, CPA (1907-1971)
T.S. JOHNSON, CPA		T.E. HULSE, CPA (1927-1975)
J.M. WOODY, CPA	409 EAST WATAUGA AVENUE	E.R. BAYLOR, CPA (1894-1982)
G.L. FREEMAN, CPA	P.O. BOX 1736	A.C. NICKELL, CPA (1921-1983)
J.F. RODGERS, CPA	JOHNSON CITY, TENNESSEE 37605	W.E. MORELOCK, CPA (1927-1985)
	(423) 282-9000	H.L. SIENKNECHT, CPA (1917-1990)
D.G. LEONARD, CPA (1945-2005)

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and

  the Board of Directors

State of Franklin Bancshares, Inc.

Johnson City, Tennessee

We have audited the accompanying consolidated statements of financial condition of State of Franklin Bancshares, Inc. (a Tennessee corporation) and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of State of Franklin Bancshares, Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of State of Franklin Bancshares, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baylor and Backus

BAYLOR AND BACKUS

Certified Public Accountants

Johnson City, Tennessee

March 14, 2008, except for diluted earnings per share and Note 20, which are dated August 8, 2008

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS & TENNESSEE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Consolidated Statements of Financial Condition   December 31, 2007 and 2006

	2007	2006
Assets
Cash and Due from Banks	$4,726,353	$6,857,973
Federal Funds Sold	115,000	15,115,000
Short-Term Interest-Bearing Deposits	750,881	860,634

Total Cash and Cash Equivalents	5,592,234	22,833,607

Investments at Fair Value - FAS 159	29,666,581	—
Investments - Available-for-Sale	90,598,300	75,267,261
Investments - Held-To-Maturity (Estimated Market 2007 - $2,752,568, and 2006 - $39,691,772)	2,748,396	40,421,382
Loans Held for Sale	1,100,913	724,085
Loans at Fair Value - FAS 159	9,050,667	—
Loans and Leases Receivable	217,460,863	202,521,509
Less: Allowance for Loan and Lease Loss	(1,617,453)	(1,676,630)

Loans and Leases Receivable, Net	224,894,077	200,844,879

Accrued Interest Receivable, Net	2,154,146	2,227,231
Land, Buildings and Equipment at Cost Less Accumulated Depreciation of $4,628,459 in 2007 and $3,883,452 in 2006	9,050,837	8,260,945
Prepaid Expense and Accounts Receivable	479,427	678,394
FHLB Stock	2,731,100	2,731,100
Other Real Estate Owned and Repossessed Property	369,905	74,500
Deferred Tax Assets, Net	5,160,507	940,791
Other Assets	1,851	—

Total Assets	$374,548,274	$355,004,175

Liabilities and Stockholders’ Equity
Liabilities:
Interest-Free Deposits	$19,507,262	$18,440,051
Interest-Bearing Deposits	265,726,750	266,164,377
Advances by Borrowers for Taxes and Insurance	128,008	155,532
Accrued Interest on Deposits	414,780	394,346
Accounts Payable and Accrued Expenses	1,756,567	619,407
Repurchase Agreements	1,657,856	1,063,286
FHLB Advances	56,187,698	34,119,506
Deferred Credits on REO	127,702	128,249

Total Liabilities	345,506,623	321,084,754

Guaranteed Preferred Beneficial Interest in Subordinated Debentures	10,000,000	10,000,000

Stockholders’ Equity:
Common Stock, $1.00 Par Value, Authorized: 10,000,000 Shares; 1,086,791 Shares Outstanding at December 31, 2007 and 2006	1,086,791	1,086,791
Paid-In Capital	4,983,441	4,911,174
Accumulated Other Comprehensive Income	(2,841,392)	(1,048,184)
Retained Earnings	15,971,780	19,299,434
Less: Employee Stock Ownership	(158,969)	(329,794)

Total Stockholders’ Equity	19,041,651	23,919,421

Total Liabilities and Stockholders’ Equity	$374,548,274	$355,004,175

The accompanying notes are an integral part of the consolidated financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Consolidated Statements of Income   For the Years Ended December 31, 2007 and 2006

	2007	2006
Interest Income
Interest on Loans	$16,263,515	$14,601,534
Other Interest Income	7,599,820	6,321,227

Total Interest Income	23,863,335	20,922,761

Interest Expense
Interest on Deposits	11,363,220	9,443,976
Other Interest Expense	2,382,348	2,639,503

Total Interest Expense	13,745,568	12,083,479

Net Interest Income before Provision for Loan Losses	10,117,767	8,839,282
Less Provision for Loan Losses	—	123,000

Net Interest Income after Provision for Loan Losses	10,117,767	8,716,282

Other Income
Other Fees and Service Charges	638,372	530,572
Net Gain on Loans Sold	378,346	299,822
Realized Gain (Loss) on Securities	(117,474)	200,746
Real Estate Sales Commission Income	854,637	622,709
Insurance Commission Income	1,360	3,723
Rental Income, Net	66,458	82,153

Total Other Income	1,821,699	1,739,725

Fair Value adjustment on Financial Instruments - FAS 159	(5,245,060)	—

Other Expenses
Compensation and Related Benefits	4,709,068	3,923,471
Occupancy Expenses	694,910	627,417
Furniture and Equipment Expenses	619,331	612,643
Advertising	669,727	574,501
Data Processing Expense	713,500	645,646
Other	1,782,103	1,895,928

Total Other Expenses	9,188,639	8,279,606

Income (Loss) before Income Taxes	(2,494,233)	2,422,401
Benefit (Provision) for Income Taxes	1,472,039	(526,321)

Net Income (Loss)	$(1,022,194)	$1,896,080

Basic Earnings (Loss) per Share	$(0.95)	$1.85
Diluted Earnings (Loss) per Share	$(0.95)	$1.60

The accompanying notes are an integral part of the consolidated financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Consolidated Statements of Changes in Stockholders’ Equity   For the Years Ended December 31, 2007 and 2006

	Common Stock	Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Employee Stock Ownership	Total
Balance at December 31, 2005	$1,058,149	$4,191,859	$(2,524,462)	$17,403,354	$(490,694)	$19,638,206

ESOP Shares Allocated					160,900	160,900

Stock Repurchase	28,642	672,535				701,177

Stock Option Evaluation		46,780				46,780

Comprehensive Income
Other Comprehensive Income, Net of Tax:
Unrealized Gains on Securities Available-For-Sale:
Unrealized Holding Gains Arising During the Period (Net of $837,412 Income Tax)			1,452,226			1,452,226
Less: Reclassification Adjustment (Net of $13,869 Income Tax )			24,052			24,052

						1,476,278

Net Income				1,896,080		1,896,080

Total Comprehensive Income	—	—	—	—	—	3,372,358

Balance at December 31, 2006	1,086,791	4,911,174	(1,048,184)	19,299,434	(329,794)	23,919,421

ESOP Shares Allocated					170,825	170,825

Stock Option Evaluation		72,267				72,267

Adoption of FAS 159				(2,305,460)		(2,305,460)

Comprehensive Income
Other Comprehensive Income, Net of Tax:
Unrealized Gains (Losses) on Securities Available-For-Sale:
Unrealized Holding Losses Arising During the Period (Net of $913,017 Income Tax Benefit)			(1,583,338)			(1,583,338)
Less: Reclassification Adjustment (Net of $121,020 Income Tax Benefit)			(209,870)			(209,870)

						(1,793,208)

Net Income (Loss)				(1,022,194)		(1,022,194)

Total Comprehensive Income (Loss)	—	—	—	—	—	(5,120,862)

Balance at December 31, 2007	$1,086,791	$4,983,441	$(2,841,392)	$15,971,780	$(158,969)	$19,041,651

The accompanying notes are an integral part of the consolidated financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Consolidated Statements of Cash Flows   For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash Flows from Operating Activities
Net Income (Loss)	$(1,022,194)	$1,896,080
Items Not Affecting Cash and Cash Equivalents:
Depreciation	745,007	702,699
Gain on Disposal of Equipment	—	(2,026)
Decrease (Increase) in Accrued Interest	73,085	(554,400)
Deferred Income Tax (Benefit)	(1,883,851)	302,282
Provisions for Loan Losses	—	(123,000)
Decrease (Increase) in Prepaid Expenses and Accounts Receivable	198,967	(473,968)
Increase in Interest Payable	20,434	106,267
Increase (Decrease) in Accounts Payable and Accrued Expenses	1,137,160	(1,093,714)
Increase in Deferred Loan Fees, Net	28,824	21,034
Realized Loss (Gain) on Securities	117,474	(200,746)
Losses in Valuation of Trading Securities	5,385,904	—
Gains in Valuation of FAS 159 Loans	(140,844)	—
Discount Accretion	(566,240)	(394,420)
Amortization Expense	133,271	340,177
Decrease in Deferred Gain on Sale of REO	(547)	(25,672)
Stock Option Evaluation	72,267	46,780
Earned ESOP Shares	170,825	160,900
FHLB Stock Dividends	—	(152,900)
Increase in Loans Available-For-Sale	(376,828)	(548,085)

Net Cash Provided by Operating Activities	4,092,714	7,288

Cash Flows from Investing Activities
Purchase of Held-to-Maturity Investments	—	(2,083,479)
Purchase of Available-for-Sale Investments	(46,391,083)	(31,676,239)
Proceeds from Maturities of Held-to-Maturity Investments	4,392,038	1,001,587
Proceeds from Maturities of Available-for-Sale Investments	1,778,160	5,629,702
Proceeds from Sells and Maturities of Investments at Fair Value	16,533,726	—
Principal Payments on Mortgage-Backed Securities:
Available-for-Sale	3,301,367	3,150,047
Held-to-Maturity	691,776	2,783,188
Investments at Fair Value	862,042	—
Proceeds from Sale of Service Bureau Stock	—	180,746
Proceeds from Sale of Other Real Estate Owned	347,500	80,500
Increase in Loans Receivable, Net	(24,579,536)	(17,934,986)
Proceeds from Sale of Equipment	—	30,281
Purchases of Premises and Equipment	(1,534,899)	(909,187)

Net Cash Used by Investing Activities	(44,598,909)	(39,747,840)

(continued…)

The accompanying notes are an integral part of the consolidated financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Consolidated Statements of Cash Flows   For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash Flows from Financing Activities
Net Increase in Deposits	$629,584	$43,928,811
Net Increase (Decrease) in Advances by Borrowers for Taxes and Insurance	(27,524)	8,661
Net Increase (Decrease) in Repurchase Agreements	594,570	425,396
Repurchase of Common Stock, Net	—	701,177
Issuance of Trust Preferred Securities, Net	—	2,000,000
Proceeds from FHLB Advances	22,100,000	—
Repayment of FHLB Advances	(31,808)	(12,030,984)

Net Cash Provided by Financing Activities	23,264,822	35,033,061

Net Decrease in Cash and Cash Equivalents	(17,241,373)	(4,707,491)

Cash and Cash Equivalents at Beginning of Period	22,833,607	27,541,098

Cash and Cash Equivalents at End of Period	$5,592,234	$22,833,607

Supplemental Schedule of Noncash Investing and Financing Activities:
Increase (Decrease) in Unrealized Gain on Securities Available-For-Sale, Net of Deferred Tax Liability	$(1,793,208)	$1,476,278

Acquisition of Real Estate Property through Foreclosure of Related Loans	$532,719	$—

Origination of Mortgage Loans to Finance the Sale of Foreclosed Real Estate	$120,000	$—

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Taxes (Benefit)	$(319,175)	$805,000

Interest	$13,725,134	$11,977,212

The accompanying notes are an integral part of the consolidated financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 1	Summary of Significant Accounting Policies

Incorporation and Operations

State of Franklin Savings Bank (Savings Bank), headquartered in Johnson City, Tennessee, was incorporated on February 15, 1996, and was the first Tennessee Chartered Stock Savings Bank under the Savings Bank Chartering Act of 1991 (Savings Bank Act). State of Franklin Bancshares, Inc. (Company) was incorporated under the laws of the State of Tennessee for the purpose of becoming the holding company of State of Franklin Savings Bank (Savings Bank). The stockholders of the Savings Bank exchanged their shares for the shares of the Company, whereby the Savings Bank became a wholly owned subsidiary of the Company. State of Franklin Leasing Corporation (Leasing Corp) was incorporated under the laws of the State of Tennessee for the purpose of lease financing. State of Franklin Real Estate, Inc. (Real Estate Company) was incorporated for the purpose of selling real estate. The Real Estate Company is a wholly owned subsidiary of the Savings Bank. The Leasing Corp is a wholly owned subsidiary of the Company.

In December 2006, State of Franklin Bancshares, Inc. issued debentures to State of Franklin Statutory Trust II (Trust), a new business trust subsidiary of the Company. The Trust purchased the debentures with the proceeds from the sale of trust preferred securities issued by the Trust in a private placement. The Company guaranteed the preferred securities. The documents governing these securities, including the Indenture under which the debentures were issued, restrict the Company’s right to pay a dividend on its common stock under certain circumstances, prohibit the issue of any class of common or preferred stock senior to the debentures during their term, and give the holders of the preferred securities preference on liquidation over the holders of the Company’s common stock. Specifically, the Company may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the Indenture, (b) the Company is in default under its Guarantee, or (c) the Company has exercised its right under the debentures and the preferred securities to extend the interest payment period. In addition, if any of these conditions have occurred and until they are cured, the Company is restricted from redeeming or purchasing any shares of its common stock except under very limited circumstances. The Company’s net consolidated principal obligation under the debentures, the preferred securities, and the Guarantee is $10,000,000. The securities are redeemable at par after December 2011.

The principal business of the Savings Bank is to accept savings deposits from the general public and to invest such funds in residential mortgage, consumer, and commercial loans. The Savings Bank provides a wide variety of financial services to its customers. State of Franklin Savings Bank’s primary market area is Washington and Sullivan Counties and their immediate vicinity in Tennessee. The Savings Bank has four branches in Johnson City, Tennessee, and two branches in Kingsport, Tennessee.

A summary of significant accounting policies of the Company follows:

Basis of Financial Statement Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and reflect the accrual method of accounting.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and leases, the valuation of foreclosed real estate, fair value estimates on financial instruments and deferred tax assets.

Management believes the allowance for loan and lease losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank’s allowances for losses on loans and leases. Such agencies may require the Savings Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. A substantial portion of the Savings Bank’s loans is secured by real estate in local markets. Accordingly, the ultimate collectability of a substantial portion of the Savings Bank’s loan portfolio is susceptible to changes in local market conditions.

Cash and Cash Equivalents

Cash and highly liquid investments with maturities of three months or less when purchased are considered cash and cash equivalents. Cash and cash equivalents consist primarily of cash and due from banks, federal funds sold, and short term interest bearing deposits. Cash and cash equivalent balances maintained at correspondent institutions are monitored by management to minimize the risk associated with a concentration of funds at a single institution. Risks associated with concentration of funds are regulated under Regulation F governing interbank liabilities. In addition, the bank maintains an internal policy limiting the risk. Compliance with the policy is monitored monthly by management and reported quarterly to the Board of Directors.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 1	Continued

Land, Buildings and Equipment

Land is carried at cost. Buildings and equipment, including leasehold improvements, are carried at cost and are being depreciated over their estimated useful lives on the straight-line method. Repairs and maintenance items are expensed and improvements are capitalized. Upon retirement or sale, any gain or loss will be charged to operations.

Loans Receivable

Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. The accrual of interest on mortgage, commercial, and other personal loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in the process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on a cash-basis or cost-recovery method, until qualifying for a return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

The allowance for loan losses is maintained at a level, which in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. Management’s periodic evaluation of the adequacy of the allowance is based on the Savings Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions. The allowance for loan losses is increased by a provision for loan losses, which is charged to expense, and decreased by charge-offs (net of recoveries).

Adoption of New Accounting Standards

Effective January 1, 2007, State of Franklin Bancshares, Inc. elected early adoption of Statement of Financial Accounting Standard 159, The Fair Value Option for Financial Assets and Liabilities (FAS 159). As required for early adoption of FAS 159, the Company concurrently adopted FAS 157, Fair Value Measurements (FAS 157).

Investment and Mortgage-Backed Securities

The Company is subject to Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities and FAS 159. Accordingly, investment and mortgage-backed securities are categorized as either held-to-maturity, available-for-sale, and investments at fair value.

Held-to-maturity securities are bonds, notes and debentures for which the Savings Bank has the positive intent and ability to hold to maturity and are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Investments at fair value are investments that are being accounted for under FAS 159. Unrealized gains and losses on investments at fair value are reported directly on the Consolidated Statements of Income.

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities. The change in unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a separate component of other comprehensive income until realized. Realized gains (losses) on available-for-sale securities are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.

Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums paid on securities with call features are amortized to the call date while securities purchased at a discount are accreted to the maturity date. Securities with no call features are amortized, or accreted, straight line to maturity. Amortization expense and accretion income on mortgage-backed securities are recognized at a level yield to average life method with the average life determined based on the previous three-month average CPR speed.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would have resulted in write-downs of the individual securities to their fair value. No write-downs have been included in earnings as other than temporary realized losses.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 1	Continued

Federal Home Loan Bank Stock

Federal Home Loan Bank (FHLB) stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is recalculated annually and based on a predetermined formula. FHLB stock is carried at cost on the consolidated statements of financial condition. At December 31, 2007, the bank owned $2,731,100 in FHLB stock.

Foreclosed Real Estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place. At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate. Required development costs associated with foreclosed property under construction are capitalized and included in determining the estimated net realized value of the property, which is reviewed periodically, and any write-downs are charged against current earnings as market adjustments.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets at fair value and allowance for loan losses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Dividends

In determining whether dividends will be declared on the Common Stock, the Board of Directors will take into account the Company’s operating results, financial condition, tax considerations, future capital and cash flow requirements, and other relevant factors. The Company’s right to pay a dividend might be restricted under certain circumstances by documents governing the December, 2006, issuance of the trust preferred securities and debentures as previously noted under the “Incorporation and Operations” section of Note 1.

Tennessee law requires that dividends be paid only from retained earnings (or undivided profits), except that dividends may be paid from capital surplus with the prior written consent of the Tennessee Department of Financial Institutions. Tennessee laws regulating savings banks require certain charges against and transfers from an institution’s undivided profits account before undivided profits can be made available for the payment of dividends.

Stock Options

In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 123(R) (revised 2004), “Share-Based Payment.” This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123(R) established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This Statement establishes grant date fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees, except for equity instruments held by employee stock ownership plans. The Company adopted SFAS No. 123(R) effective January 1, 2006. Prior to the adoption of SFAS No. 123(R), the Company used the intrinsic value method as prescribed by APB No. 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company’s common stock on the date of grant. With the adoption of SFAS No. 123R, the fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model.

Reclassifications

In instances where required, amounts reported in prior years’ financial statements included herein have been reclassified to put them on a comparable basis to the amounts reported in the December 31, 2007 consolidated financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 2	Land, Buildings and Equipment

The cost of fixed assets at December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Land	$2,313,385	$1,580,000
Buildings and Leasehold Improvements	6,265,612	5,720,535
Furniture, Fixtures and Equipment	5,100,299	4,843,862

	13,679,296	12,144,397
Less: Accumulated Depreciation	4,628,459	3,883,452

	$9,050,837	$8,260,945

Note 3	Loans and Leases Receivable

Loans and leases receivable at December 31, 2007 and 2006 consist of the following:

	2007	2006
First Mortgage Loans	$59,125,237	$63,633,165
First Mortgage Loans at Fair Value	9,050,667	—
Construction Loans	40,974,523	38,109,378
Consumer Loans	13,533,672	15,215,822
Participation Loans, Net	—	1,846,715
Commercial Loans	102,766,765	82,650,818
Credit Line Advances	1,162,575	965,045
Direct Finance Leases	445,832	561,392

Gross Loans and Leases Receivable	227,059,271	202,982,335

Less:
Undisbursed Portions of Loans in Process	(222,956)	(164,865)
Net Deferred Loan Origination Fees	(324,785)	(295,961)
Allowance for Loan and Lease Loss	(1,617,453)	(1,676,630)

	(2,165,194)	(2,137,456)

Loans and Leases Receivable - Net	$224,894,077	$200,844,879

An analysis of the allowance for loan and lease losses is as follows:

	2007	2006
Balance - Beginning of Period	$1,676,630	$2,013,662
Provision for Losses	—	(123,000)
Actual Loan and Lease Losses	(59,177)	(214,032)

Balance - End of Period	$1,617,453	$1,676,630

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

The gross amount of participation loans serviced by State of Franklin Savings Bank was $0 at December 31, 2007 and $4,710,390 at December 31, 2006. The Company had overdraft demand deposit balances totaling $139,380 and $123,676 that were reclassified to loan balances at December 31, 2007 and 2006, respectively.

At December 31, 2007 the Company had non-accrual loans totaling $2,060,791 and approximately, $2,435,381 of impaired loans. At December 31, 2006, the Company had non-accrual loans of $725,698 and no impaired loans. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual agreement. At December 31, 2007, impaired loans without an allowance were $281,086 and impaired loans with an allowance were $2,154,295. The total allowance for loan losses allocated to impaired loans was $199,429 at December 31, 2007 and $0 at December 31, 2006. Interest income of approximately $147,000 and $0 on impaired loans was recognized for the periods ending December 31, 2007, and 2006, respectively. The Company had no loans 90 days or more past due and still accruing and no restructured loans at December 31, 2007.

Note 4	Supervision and Regulation

General

As a Tennessee-chartered federally insured savings bank, the Savings Bank is subject to extensive regulation. Lending activities and other investments must comply with various statutory and regulatory requirements, including prescribed minimum capital standards. The Savings Bank is regularly examined by the FDIC and the Tennessee Department of Financial Institutions and files periodic reports concerning its activities and financial condition with its regulators. The Savings Bank’s relationship with depositors and borrowers also is regulated to a great extent by both federal law and the laws of the State of Tennessee, especially in such matters as the ownership of savings accounts and the form and content of mortgage documents.

Federal and state banking laws and regulations govern all areas of the operation of the Savings Bank, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice. The primary federal regulator of the Savings Bank, the FDIC, has authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

Tennessee law permits the Savings Bank to become a member of the Federal Reserve System or the Federal Home Loan Bank System. The Savings Bank is a member of the Federal Home Loan Bank of Cincinnati. The FHLB of Cincinnati functions as a central reserve bank that provides credit for member institutions. The Savings Bank, as a member of the FHLB of Cincinnati, is required to own capital stock in the FHLB of Cincinnati. Provided certain standards related to creditworthiness continue to be met, the Savings Bank will be authorized to apply for additional advances on the security of such stock and on certain of its residential mortgage loans and other assets (principally, securities which are obligations of, or guaranteed by, the United States). The Savings Bank’s current advances from FHLB are disclosed in Note 8.

Tennessee Supervision and Regulation

As a Tennessee-chartered savings bank, the Savings Bank is subject to various state laws and regulations that limit the amount that can be loaned to a single borrower, the type of permissible investments, and geographic expansion, among other things. The Savings Bank must submit an application and receive the approval of the Department before opening a new branch office or merging with another financial institution. The Commissioner of the Department (Commissioner) has the authority to enforce state laws and regulations by ordering a director, officer or employee of the Savings Bank to cease and desist from violating a law or regulation and unsafe and unsound banking practices.

Federal Regulation

The Company is subject to regulation by the Federal Reserve Bank (FRB) and is required to file annual reports with the FRB. The Company is subject to examination by the FRB and is required to obtain FRB approval prior to acquiring, directly or indirectly, ownership or control of more than 5% of the voting stock of a bank. The Company is only able to engage in, own, or control companies that engage in activities closely related to banking.

The Savings Bank was approved by the FDIC to have its deposit accounts insured up to applicable limits by the Bank Insurance Fund. The BIF was designated as an insurance fund pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA). As insurer, the FDIC issues regulations, conducts examinations, requires the filing of reports and generally supervises and regulates the operations of state-chartered banks that are not members of the Federal Reserve System. FDIC approval is required prior to any merger or consolidation involving state, nonmember banks, or the establishment or relocation of an office facility thereof. FDIC supervision and regulation is intended primarily for the protection of depositors and the FDIC insurance funds.

Any insured bank that does not operate in accordance with or conform to FDIC regulations, policies and directives may be sanctioned for noncompliance. For example, proceedings may be instituted against any insured bank or any director, officer, or employee of such bank who engages in unsafe and unsound practices, including the violation of applicable laws and regulations. The FDIC has the authority to terminate

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

deposit insurance pursuant to procedures established for that purpose. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Risk-Based and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007, that the Savings Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2007, the most recent notification from the FDIC categorized the Savings Bank as adequately-capitalized under the regulatory framework for prompt corrective action. The “prompt corrective action” regulations established five categories of depository institutions: (1) well-capitalized, (2) adequately capitalized, (3) under-capitalized, (4) significantly under-capitalized, and (5) critically under-capitalized. Each category relates to the level of capital for the depository institution. A “adequately-capitalized” institution meets the minimum level required by regulation (i.e., total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and a leverage ratio of 4% or greater). To be categorized as well-capitalized, the Savings Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

The capital levels of the Company as of December 31, 2007 and 2006 include adjustments for the subordinated debentures issued in December of 2006, subject to certain limitations. Federal Reserve guidelines limit the amount of cumulative preferred securities which can be included in Tier 1 capital to 25% of total Tier 1 capital. As of December 31, 2007 and 2006, $6,896,000 and $7,793,000, respectively, of the total $10,000,000 in debentures were included as Tier 1 capital of the Company and $3,104,000 and $ 2,207,000, respectively, were included as Tier 2 capital, or total risk-based capital.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)		(in thousands)		(in thousands)
As of December 31, 2007:
Total Risk-Based Capital (to Risk-Weighted Assets)
Consolidated	$32,306	10.46%	$24,718	8.00%	N/A	N/A
State of Franklin Savings Bank	27,173	8.86%	24,529	8.00%	$30,661	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	27,585	8.93%	12,359	4.00%	N/A	N/A
State of Franklin Savings Bank	25,570	8.34%	12,264	4.00%	18,397	6.00%
Tier 1 Capital (to Adjusted Total Assets)
Consolidated	27,585	7.52%	12,359	4.00%	N/A	N/A
State of Franklin Savings Bank	25,570	7.02%	12,264	4.00%	18,220	5.00%

As of December 31, 2006:
Total Risk-Based Capital (to Risk-Weighted Assets)
Consolidated	35,057	13.49%	20,790	8.00%	N/A	N/A
State of Franklin Savings Bank	29,505	11.43%	20,655	8.00%	25,819	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	31,173	12.00%	10,395	4.00%	N/A	N/A
State of Franklin Savings Bank	27,844	10.78%	10,327	4.00%	15,491	6.00%
Tier 1 Capital (to Adjusted Total Assets)
Consolidated	31,173	8.90%	10,395	4.00%	N/A	N/A
State of Franklin Savings Bank	27,844	8.00%	10,327	4.00%	17,409	5.00%

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 5	Employee and Director Benefit Plans

Employee Stock Ownership Plan

The Company has an employee stock ownership plan (ESOP) for those employees who meet the eligibility requirements of the plan. The ESOP was established in 1997.

In November 2001, the ESOP received a seven year term loan from the Company in the amount of $1,071,093 with a fixed interest rate of 6.00%. Note payments are $15,218 per month for 83 months plus a final principal payment of $24,092. The note balance outstanding at December 31, 2007 was $158,969.

Shares owned by the ESOP at December 31, 2007 totaled 221,844. ESOP shares are maintained in a suspense account until released and allocated to participants’ accounts. The release of shares from the suspense account is based on the principal paid in the year in proportion to the total of current year and remaining outstanding debt. Allocation of released shares to participants’ accounts is done as of December 31. Shares allocated and remaining in suspense were as follows:

	December 31,
	2007	2006
Number of Shares
Released and Allocated	80,593	69,086
Suspense	10,120	21,627
Fair Value
Released and Allocated	$2,034,973	$1,675,336
Suspense	$255,530	$524,455

The expense recorded by the Company is based on cash contributed to the ESOP during the year in amounts determined by the Board of Directors, plus the excess of fair value of shares released and allocated over the ESOP’s cost of those shares. The Company’s contributions to the ESOP are as follows:

	December 31,
	2007	2006
Compensation Expense	$444,000	$424,420
Contributions	$444,000	$424,420

No dividends have been declared on the Company’s stock. If dividends are paid, the ESOP administrators will determine whether dividends on allocated and unallocated shares will be used for debt service. Any allocated dividends used will be replaced with common stock of equal value. For the purpose of computing earnings per share, all ESOP shares committed to be released are considered outstanding.

The released Company stock will be allocated to employees based on their salaries. Generally, all employees who work over 1,000 hours are eligible for the plan after one year of service. Employees will be vested after seven years of service. This plan includes a 401(k) feature that began in 1998, which allows employees to defer a percentage of their salary, subject to IRS limits, and is matched by the Company up to 6%. In addition, the Company may make a discretionary contribution to the ESOP.

Stock Option Plans

On December 21, 1996, the Board of Directors approved a stock option plan, whereby a maximum of 500,000 shares of common stock may be issued to outside directors and management. The plan provided for issuance of State of Franklin common stock at a price equal to its fair market value at the date of the grant. A portion of the options granted to outside directors were fully vested when issued with the remaining options vesting at 20% per year from the date of issue. The vested portion of the options can be exercised at any time. Options were granted with either a 10 year termination or no termination date, but in the event of death, the estate must exercise the options within twelve months. If the individual leaves the service of the Company, the options must be exercised within three months, although this requirement may be waived by the board. If the Company is sold or merged, the options become 100% vested. At December 31, 2007, there were 246,180 options with no termination date and a weighted average exercise price of $12.53 with exercise prices ranging from $10.00 to $25.25. There have also been 193,219 options issued with a 10-year termination date and have a weighted average remaining life of 5.8 years and a weighted average exercise price of $19.86 with exercise prices ranging from $13.50 to $25.25.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Options granted during 2006 and 2007 are summarized as follows:

		Awarded and Unexercised Options	Vested Options	Weighted Average Exercise Price Per Share
December 31, 2006
Options Granted - Outside Directors	January 1, 2006	101,014	101,014	$13.65
	During 2006	7,000	7,000	$24.25
Options Granted – Management / Employees	January 1, 2006	275,316	232,502	$14.54
	During 2006	19,699	—	$24.44

Total Options Outstanding	December 31, 2006	403,029	340,516	$14.97

December 31, 2007
Options Granted - Outside Directors	January 1, 2007	108,014	108,014	$14.34
	During 2007	8,000	8,000	$24.25
Options Granted – Management / Employees	January 1, 2007	295,015	232,502	$15.20
	During 2007	28,370	18,630	$24.91

Total Options Outstanding	December 31, 2007	439,399	367,146	$15.78

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS No. 123R”) using the modified prospective method. According to SFAS No. 123R, the total cost of the Company’s share based awards is equal to the grant date fair value and recognized as expense on a straight line basis over the service periods of the awards. The fair value of each option award during 2007 is estimated using the Black-Scholes option pricing model assuming a risk-free interest rate of 4.65%, volatility of 4.66%, a 0% dividend yield, and an expected life of 5 to 6.5 years. For the year ended December 31, 2007, the Company recognized $72,267 in stock option expense with an additional $214,901 which will be recognized over the next 4.5 years.

As allowed under SFAS No. 123, the Company applied APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for its stock option plans prior to January 2006. Accordingly, no compensation expense was recognized for options granted with exercise prices equal to the fair market value of the Company’s common stock on the grant date.

Deferred Compensation Plan

On September 22 2006, the Company entered into a non-qualified deferred compensation plan. The plan provides supplemental retirement benefits for certain officers of the Company. Under the Company’s qualified employee stock ownership plan, contributions are limited for highly compensated individuals under current tax laws. The nonqualified deferred compensation plan is funded in an amount equal to that which would have been contributed to the ESOP, at the same percentage as a non-highly compensated employee, if the limits were not imposed.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 6	Deposits

Savings deposit balances are summarized as follows:

	December 31, 2007			December 31, 2006
	Average Rate	Amount	Percent	Average Rate	Amount	Percent
Statement and Passbook	3.38	$89,234,390	31.28	4.01	$113,476,625	39.87
Interest-Free Checking	—	19,507,262	6.84	—	18,440,051	6.48
NOW	0.25	18,866,559	6.61	0.25	18,638,191	6.55
Money Market Deposit	3.28	24,073,640	8.44	3.48	24,685,445	8.67

		151,681,851	53.18		175,240,312	61.57

Certificate of Deposit Accounts
Variable Rate $100,000 or Greater	4.81	23,796,163	8.34	5.95	24,718,342	8.69
Fixed Rate $100,000 or Greater	4.83	33,891,166	11.88	4.82	27,321,985	9.60
Variable Rate Less than $100,000	4.83	31,258,516	10.96	5.96	34,020,107	11.95
Fixed Rate Less than $100,000	4.52	44,606,316	15.64	3.69	23,303,682	8.19

		133,552,161	46.82		109,364,116	38.43

		$285,234,012	100.00		$284,604,428	100.00

The contractual maturity of certificate of deposit accounts at December 31, 2007 and 2006 is as follows:

Year Ending December 31, 2007
2008	$77,056,567
2009	41,459,107
2010	14,854,317
2011	38,912
2012 and After	143,258

$133,552,161

Year Ending December 31, 2006
2007	$54,640,992
2008	37,764,784
2009	16,137,526
2010	574,732
2011 and After	246,082

$109,364,116

Note 7	Accrued Interest Receivable, Net

	2007	2006
Loans (Net of Allowance for Uncollected Interest)	$1,258,588	$1,155,928
Investment Securities	890,710	1,051,533
Cash and Due from Banks	4,848	19,770

	$2,154,146	$2,227,231

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 8	Federal Home Loan Bank Advances

The contractual maturity of FHLB advances at December 31, 2007 is as follows:

2008	$5,135,415
2009	33,598
2010	8,034,493
2011	7,035,413
2012	15,036,358
2013	37,328
2014	15,038,325
2015	39,349
2016	40,401
2017 and after	5,757,018

Convertible fixed rate advances were $33,000,000 for the periods ending December 31, 2007 and December 31, 2006. The convertible fixed rate advances have an original maturity of 10 years with an option held by FHLB to convert to a variable rate tied to 3-month LIBOR beginning 1 to 3 years from the original issue date. If converted to a variable rate the bank maintains the option to pay off the advance or continue at the variable rate over the original contractual maturity of the advance. During 2007, the bank borrowed $20,000,000 in putable advances. FHLB has the option solely at its discretion to terminate the entire putable advance on a one time or periodic basis at the end of or following the initial “lockout” period prior to the stated maturity. The putable advance has the potential to be terminated prior to the original stated maturity, potentially increasing interest rate risk and liquidity risk for the bank. CRA mortgage match advances are amortized over a 30-year period and totaled $1,087,698 at December 31, 2007 and $1,119,506 at December 31, 2006. The average rate on FHLB advances was 4.30% at December 31, 2007 and 4.51% at December 31, 2006.

The Savings Bank has given the FHLB a blanket pledge on its mortgage loans and has also pledged specific securities as collateral for these borrowings. Securities pledged at December 31, 2007 totaled $41.7 million. At December 31, 2006, there were $26.4 million in securities pledged to the FHLB.

Note 9	Noninterest Expense

For periods ended December 31, 2007 and 2006, occupancy rental expense was $144,968 and $117,814; auto rental expense was $0 and $3,792; and furniture, fixtures, and equipment rental expense was $2,511 and $2,722, respectively.

No advertising was capitalized for the periods ending December 31, 2007 or 2006. All advertising was expensed as services were performed and costs were incurred.

Other noninterest expense amounts are summarized as follows for the periods ended December 31, 2007 and 2006:

	2007	2006
Other Noninterest Expense:
Insurance Expense	$113,236	$92,056
Professional Expenses and Supervisory Examinations	363,138	271,626
Office Supplies and Postage	264,854	239,316
Telephone	159,305	156,117
Director Fees	254,867	234,510
Other Operating Expenses	626,703	902,303

	$1,782,103	$1,895,928

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 10	Related Party Transactions

The Savings Bank has granted loans to its executive officers and directors. Management believes that such loans were made in the ordinary course of business with normal credit terms, including interest rates and collateral and do not represent more than a normal risk of collection. Loan balances to executive officers and directors at December 31, 2007 and 2006 were as follows:

	2007	2006
Loan Balances at the Beginning of the Period	$4,878,484	$3,400,703
New Loans	2,644,991	1,942,610
Repayments	(2,472,934)	(464,830)

Loan Balances at the End of the Period	$5,050,540	$4,878,484

Executive officers and directors have lines of credit that have not been used in the amount of $1,326,418 and $844,046 at December 31, 2007 and 2006, respectively.

Two individuals, one a director and the other an officer and director, are also partners in a partnership in which the following significant transaction occurred:

The Savings Bank and the Real Estate Company lease office space at Browns Mill Road in Johnson City from the partnership. The monthly lease payments for the Savings Bank branch location are $3,878 from March 1, 2006 through February 28, 2009. Monthly lease payments for Real Estate Company are $6,145 from March 1, 2007 through March 31, 2010. In addition, the Savings Bank and the Real Estate Company lease storage and office space from the partnership on a month-to-month basis. The monthly payments for the additional storage and office space total $2,697 per month.

Occasionally, the Company purchases small signage from a sign company of which the majority owner is an officer and director. All purchases are made at competitive prices.

Note 11	Investments at Fair Value – FAS 159

Investments at fair value consist of the following:

December 31, 2007
Debt Securities:
Mortgage-backed securities	$14,066,847
Municipal securities	2,799,985
Corporate securities	435,134
Marketable equity securities:
U.S. Agency Preferred Stocks	12,364,615

$29,666,581

Note 12	Investment Securities

The amortized cost and fair value of investment securities held-to-maturity and available-for-sale at December 31, 2007 and 2006, by contractual maturity, are shown below. Expected maturities differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties. Maturities for mortgage backed securities with scheduled contractual payments are based on the weighted average life of the remaining payments.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

December 31, 2007

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for sale:
United States Government Agency Securities Maturing:
Within one year	$2,409,383	$28,704	$—	$2,438,087
After twenty years	244,847	—	101	244,746
Mortgage Backed Securities Maturing:
After one year but within five years	5,011,658	76,769	2,618	5,085,809
After five years but within ten years	10,768,402	247,768	111,329	10,904,841
After ten years but within fifteen years	2,852,592	—	62,896	2,789,696
After fifteen years but within twenty years	6,810,026	56,707	116,113	6,750,620
After twenty years	1,562,185	—	95,238	1,466,947
Municipal Securities Maturing:
Within one year	6,278,518	85,791	—	6,364,309
After one year but within five years	6,979,805	248,952	—	7,228,757
After five years but within ten years	411,766	22,125	—	433,891
After ten years but within fifteen years	1,715,242	115,965	—	1,831,207
After fifteen years but within twenty years	489,683	69,994	—	559,677
Corporate Securities Maturing:
After one year but within five years	4,403,264	69,059	436,033	4,036,290
After five years but within ten years	1,950,484	—	318,516	1,631,968
After ten years but within fifteen years	16,990,000	—	2,608,500	14,381,500
Equity Securities (Preferred Stock in U S Government Agencies):
Callable within one year	7,885,497	—	1,744,497	6,141,000
Callable after one year but within five years	17,156,000	286,080	180,000	17,262,080
Other Equity Stock:
After twenty years	1,158,803	—	111,928	1,046,875

Total Available for sale	$95,078,155	$1,307,914	$5,787,769	$90,598,300

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

December 31, 2007

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Held-to-Maturity
Mortgage Backed Securities Maturing:
After one year but within five years	$538,186	$2,494	$—	$540,680
Municipal Securities Maturing:
Within one year	151,500	696	—	152,196
After five years but within ten years	429,988	—	6,795	423,193
After ten years but within fifteen years	384,009	4,736	—	388,745
After fifteen years but within twenty years	553,418	502	—	553,920
Corporate Securities Maturing:
After one year but within five years	691,295	13,039	10,500	693,834

Total Held-to-Maturity	$2,748,396	$21,467	$17,295	$2,752,568

December 31, 2006

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available for sale:
Mortgage Backed Securities Maturing:
Within one year	$388,975	$1,750	$—	$390,725
After five years but within ten years	9,510,262	39,222	42,313	9,507,171
After ten years but within fifteen years	4,044,113	2,830	4,026	4,042,917
Municipal Securities Maturing:
Within one year	1,194,842	1,554	—	1,196,396
After one year but within five years	5,711,191	140,170	—	5,851,361
After five years but within ten years	4,145,494	132,100	—	4,277,594
After ten years but within fifteen years	4,000,534	323,858	—	4,324,392
After fifteen years but within twenty years	2,091,329	133,382	11,136	2,213,575
After twenty years	139,753	36,276	—	176,029
Corporate Securities Maturing:
Within one year	831,389	628	—	832,017
After one year but within five years	3,934,689	31,943	75	3,966,557
After five years but within ten years	475,221	63,005	—	538,226
After ten years but within fifteen years	10,000,000	—	—	10,000,000
Equity Securities (Preferred Stock in U S Government Agencies):
Callable within one year	24,022,036	50,400	2,560,936	21,511,500
Callable after one year but within five years	5,414,150	22,000	90,749	5,345,401
Other Equity Stock:
After twenty years	1,015,705	77,695	—	1,093,400

Total Available for sale	$76,919,683	$1,056,813	$2,709,235	$75,267,261

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

December 31, 2006

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Held-to-Maturity
United States Government Agency Securities Maturing:
Within one year	$1,003,801	$—	$2,080	$1,001,721
After one year but within five years	5,989,148	—	195,407	5,793,741
Mortgage Backed Securities Maturing:
After one year but within five years	3,182,283	2,049	60,021	3,124,311
After five years but within ten years	13,259,001	—	313,920	12,945,081
After ten years but within fifteen years	236,334	—	2,705	233,629
After fifteen years but within twenty years	1,382,116	—	43,039	1,339,077
Municipal Securities Maturing:
After one year but within five years	152,727	783	—	153,510
After five years but within ten years	429,986	1,541	—	431,527
After ten years but within fifteen years	638,713	12,819	—	651,532
After fifteen years but within twenty years	2,491,203	4,869	22,162	2,473,910
Corporate Securities Maturing:
Within one year	5,422,549	7,564	18,620	5,411,493
After one year but within five years	5,256,756	—	78,353	5,178,403
After five years but within ten years	726,783	7,874	6,417	728,240
After ten years but within fifteen years	249,982	—	2,474	247,508

Total Held-to-Maturity	$40,421,382	$37,499	$745,198	$39,713,683

Securities called from investment securities available-for-sale for the periods ended December 31, 2007 and 2006 were $1,633,160 and $5,489,702, respectively, resulting in no gains for either period. Calls on held-to-maturity securities for the periods ended December 31, 2007 and 2006 were $4,392,038 and $1,001,587, respectively, resulting in gross gains of $0 and $20,000, respectively.

Securities sold under agreement to repurchase are offered to cash management customers as an automated, collateralized investment account. Under these transactions, securities are delivered to the counterparty’s custody account. Securities held in custody accounts at December 31, 2007 and 2006 totaled $3,806,917 and $4,462,074, respectively.

Note 13	Initial Adoption of Fair Value Option (FVO)

Effective January 1, 2007, State of Franklin Bancshares, Inc. elected early adoption of Statement of Financial Accounting Standard 159, The Fair Value Option for Financial Assets and Liabilities (FAS 159). As required for early adoption of FAS 159, the Company concurrently adopted FAS 157, Fair Value Measurements (FAS 157).

FAS 159 gives entities the option to measure eligible financial assets, financial liabilities and Company commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a Company commitment. Subsequent changes in fair value must be recorded in earnings. Additionally, FAS 159 allows for a one-time election for existing positions upon adoption, with the transition adjustment recorded to beginning retained earnings.

FAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under FAS 157, fair value measurements are not adjusted for transaction costs. FAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under FAS 157 are described below:

Basis of Fair Value Measurement:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company has contracted with Morgan Keegan to value its securities at the end of each month. Morgan Keegan obtains its security values from several sources including Reuters/EJV, Interactive Data Corporation, Bloomberg, or their trading desk. Management reviews these values for validity.

During the first quarter of 2007, the Company elected to exercise its option to measure certain financial assets at fair value rather than historic cost. Prior to election of fair value option accounting, these assets were classified as available for sale securities, held to maturity securities and first mortgage loans. The Company examined its portfolio of securities and mortgage loans and elected the fair value option for the securities and mortgage loans that had yields below the current market rates. In connection with the Company’s adoption of SFAS No. 159, this unrealized loss was recorded as a reduction in retained earnings as part of the cumulative–effect adjustment of $2,305,460 on January 1, 2007.

Description	Balance Sheet 1/1/07 prior to adoption	Net Gain/ (Loss) upon adoption	Balance Sheet 1/1/07 after adoption of FVO
Loans, net	$13,233,759	$(283,039)	$12,950,720
Investments	$56,024,561	$(3,351,843)	$52,672,718

Pretax cumulative effect of adoption of the fair value option		$(3,634,882)
Increase in deferred tax asset		$1,329,422

Cumulative effect of adoption of the fair value option (charge to retained earnings)		$(2,305,460)

The investments are now included as Investments at Fair Value and the loans are recorded as Loans at Fair Value on the Company’s Consolidated Statements of Financial Condition. The decrease in market value of $ 5,245,060 for 2007 year end was reported as a Fair Value adjustment on Financial Instruments on the Company’s Consolidated Statements of Income.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Description	Statement of Financial Position 12/31/2007	Fair Value Estimate 12/31/2007	Measured at Fair Value 12/31/2007	Active markets for Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Investments at Fair Value - FAS 159	$29,666,581	$29,666,581	$29,666,581	—	$29,666,581	—
Investments - Available-for-Sale	$90,598,300	$90,598,300	$90,598,300	—	$90,598,300	—
Loans at Fair Value - FAS 159	$9,050,667	$9,050,667	$9,050,667	—	$9,050,667	—

Changes in Fair Values for the 12-Month Period Ended December 31, 2007, for Items Measured at Fair Value Pursuant to Election of the Fair Value Option
Description	Total Changes In Fair Value Included in Current Period Earnings
Investments at Fair Value - FAS 159	$(5,385,904)
Investments - Available-for-Sale	—
Loans at Fair Value - FAS 159	140,844

Fair Value Adjustment on Financial Instruments - FAS 159	$(5,245,060)

The following financial instruments were not eligible for selection under FAS 159 as of December 31, 2007:

Leases receivables	$445,832
Deposits	$285,234,012

Interest on FAS 159 financial instruments is recognized as accrued and dividends as received in Interest Income on the Consolidated Statements of Income.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 14	Commitments

In the normal course of business, State of Franklin Savings Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. The principal commitments of the Savings Bank are as follows:

	December 31, 2007			December 31, 2006
	Fixed Rate	Variable Rate	Total	Fixed Rate	Variable Rate	Total
Mortgage Loans to Originate	$—	$—	$—	$—	$429,250	$429,250
Construction Loans	—	17,673,497	17,673,497	—	20,207,892	20,207,892
Unsecured Lines of Credit	—	981,190	981,190	—	964,355	964,355
Overdraft Protection Accounts	136,077	—	136,077	589,691	—	589,691
Home Equity Lines of Credit	—	9,836,959	9,836,959	—	8,685,935	8,685,935
Commercial Loans	1,122,474	8,231,479	9,353,953	1,770,375	12,982,752	14,753,127

	$1,258,551	$36,723,125	$37,981,676	$2,360,066	$43,270,184	$45,630,250

Commitments under standby letters of credit totaled approximately $ 829,000 and $ 408,000 at December 31, 2007 and 2006, respectively. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counterparty.

At December 31, 2007, the Savings Bank had an unused line of credit for funds purchases and daylight overdrafts with one bank. The line totals $10,000,000 and has a variable interest rate based on the lending bank’s daily federal funds rate. The Savings Bank also has available lines of credit with the Federal Home Loan Bank up to $60,000,000 depending on the amount of loans and securities available that can be used as collateral.

The Savings Bank is engaged in the sale of mortgage loans on the secondary market. These loans are sold outright and are not serviced by the Savings Bank. Loans originated for sale are under contract from the time the loans are closed and are held at cost on the general ledger. The Bank turns these loans within a one to two week period. The gain on the sale of these mortgage loans is as follows:

	2007	2006
Selling Price	$19,616,252	$16,789,752
Less: Carrying Value	19,168,294	16,417,753
Loan Cost	69,612	72,177

Net Gain on Loans Sold	$378,346	$299,822

At December 31, 2007 and 2006, the Savings Bank had mortgage loans committed to be sold totaling $1,100,913 and $724,085, respectively. Commitments to originate loans to be sold on the secondary market were $1,060,400 and $1,105,602 at December 31, 2007 and 2006, respectively.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

The Savings Bank leases office space at the Browns Mill Road, Johnson City, branch location under an operating lease which is scheduled to expire on February 28, 2009 with an option to renew and extend for another three years. State of Franklin Real Estate also leases office space near the Browns Mill Road, Johnson City, branch location which extends through March 31, 2010. In addition, the Savings Bank and the Real Estate Company lease storage space at the Browns Mill Road, Johnson City, location under a month-to-month operating lease. Management expects as operating leases expire in the normal course of business, they will be renewed or replaced by leases on other properties at current market rental rates at the time of renewal. Approximate minimum future rentals to be paid under the cancelable and noncancelable leases for five years subsequent to December 31, 2007 are as follows:

Years Ended December 31,	Noncancelable Leases - Building	Cancelable Leases - Building
2008	$136,836	$32,364
2009	101,934	32,364
2010	37,000	32,364
2011	—	32,364
2012	—	32,364

Total Minimum Future Rentals	$275,770	$161,820

Note 15	Guaranteed Preferred Beneficial Interest in Subordinated Debentures

On December 13, 2006, State of Franklin Bancshares, Inc. issued $10,310,000 of junior subordinated debentures to State of Franklin Statutory Trust II (the “Trust”), a Delaware business trust wholly owned by the Company. The Trust (a) sold $10,000,000 of Capital Securities through its underwriters to institutional investors and upstreamed the proceeds to the Company and (b) issued $310,000 of Common Securities to the Company. Both of these Securities have the same terms and conditions as the junior subordinated debentures. The sole asset of the Trust is the $10,310,000 of junior subordinated debentures issued by State of Franklin Bancshares. The Company has, through various contractual arrangements, fully and unconditionally guaranteed all of the Trust’s obligations with respect to the Capital Securities. These capital securities are presented in the Consolidated Statements of Condition as “Guaranteed Preferred Beneficial Interest in Subordinated Debentures” and qualify as Tier 1 capital, subject to certain limitations as discussed in Note 4. The securities are redeemable at par after January 30, 2012, and have a final maturity January 30, 2037. The interest is payable quarterly at a floating rate equal to 3-month LIBOR plus 1.7%. The first scheduled interest payment date is January 30, 2007, and additional quarterly payments on April 30th, July 30th, and October 30th thereafter. Effective December 18, 2006, State of Franklin Statutory Trust I containing $8,000,000 in capital securities and $248,000 in common securities was dissolved.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 16	Fair Value of Financial Instruments

The fair value of financial instruments is disclosed to comply with SFAS No. 107, Disclosure about Fair Value of Financial Instruments. The following tables present estimates of fair value for the Savings Bank’s financial instruments at December 31, 2007 and 2006:

	Carrying Amount	Fair Value
December 31, 2007:
Financial Assets:
Cash and Cash Equivalents	5,592,234	5,592,234
Investment Securities	123,013,277	123,017,449
Loans	227,612,443	228,010,297
Accrued Interest Receivable	2,154,146	2,154,146
Financial Liabilities:
Deposits	285,234,012	285,885,773
Advance Payments by Borrowers for Taxes and Insurance (Escrows)	128,008	128,008
Accrued Interest on Deposits	414,780	414,780
Repurchase Agreements	1,657,856	1,656,314
FHLB Advances	56,187,698	56,904,086
Preferred Beneficial Interest in Subordinated Debentures	10,000,000	10,000,000

December 31, 2006:
Financial Assets:
Cash and Cash Equivalents	22,833,607	22,833,607
Investment Securities	115,688,643	114,980,944
Loans	203,245,594	202,375,751
Accrued Interest Receivable	2,227,231	2,227,231
Financial Liabilities:
Deposits	284,604,428	283,156,630
Advance Payments by Borrowers for Taxes and Insurance (Escrows)	155,532	155,532
Accrued Interest on Deposits	394,346	394,346
Repurchase Agreements	1,063,286	1,063,286
FHLB Advances	34,119,506	33,708,789

The carrying amounts in the preceding table are included in the consolidated statements of financial condition under the applicable captions. The contract or notional amounts of the Company’s financial instruments with off-balance-sheet risk are disclosed in Note 14. It is not practicable to estimate the fair value of Federal Home Loan Bank stock because it is not marketable. The carrying amount of that investment is reported at cost in the consolidated statements of financial condition.

The following describes the assumptions and methodologies used to calculate the fair value for financial instruments.

Fair Values of Financial Instruments: Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Floating Rate Loans: Floating rate 1-4 family residential mortgage loans reprice periodically and will lag movements in market rates. The fair value for floating rate mortgage loans is calculated by discounting future cash flows to their present value. Future cash flows, consisting of principal payments, interest payments, and repricings, are discounted with current Savings Bank prices for similar instruments applicable to the remaining maturity. Prepayment assumptions based on historical prepayment speeds have been applied to the 1-4 family residential floating rate mortgage portfolio.

Fixed Rate Loans and Leases: The fair value for fixed rate loans and leases is calculated by discounting future cash flows to their present value. Future cash flows, consisting of both principal and interest payments, are discounted with current Savings Bank prices for similar instruments applicable to the remaining maturity. Prepayment assumptions based on historical prepayment speeds have been applied to the fixed rate mortgage and installment loan portfolios.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Allowance for Loan Losses: The fair value of the allowance for loan losses is approximated by the book value. Additionally, the credit exposure known to exist in the loan portfolio is embodied in the allowance for loan losses.

Cash and Cash Equivalents: The fair value of cash and cash equivalents are approximated by the book value.

Investment Securities: Market quotes, when available, are used for the fair value of investment securities.

Defined Maturity Deposits: The fair value for defined maturity deposits is calculated by discounting future cash flows to their present value. Future cash flows, consisting of both principal and interest payments, are discounted with current market prices for similar instruments applicable to the remaining maturity. For the purpose of this disclosure, defined maturity deposits include all certificates of deposit and other time deposits.

Undefined Maturity Deposits: The fair value of undefined maturity deposits is equal to the book value. For the purpose of this disclosure, undefined maturity deposits include demand deposits and checking interest accounts.

Long-Term Debt: The fair value of long-term debt instruments and Federal Home Loan Bank advances is estimated using a discounted cash flow calculation, based on current rates for similar debt.

Limitations: The foregoing fair value estimates are made at a specific point in time, based on pertinent market data and relevant information on the financial instrument. These estimates do not include any premium or discount that could result from an offer to sell, at one time, the Savings Bank’s entire holdings of a particular financial instrument or category thereof. Since no market exists for a substantial portion of the Savings Bank’s financial instruments, fair value estimates were necessarily based on judgments with respect to future expected loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and the matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates. Since these fair value approximations were made solely for on- and off-balance sheet financial instruments, no attempt was made to estimate the value of anticipated future business and the value of nonfinancial statement assets and liabilities. Other important elements which are not deemed to be financial assets or liabilities include the value of the Savings Bank’s existing core deposit base, premises and equipment, and goodwill. Further, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into any of the estimates.

Note 17	Comprehensive Income

In June of 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, (SFAS No. 130), Reporting Comprehensive Income. This statement established standards for reporting and displaying comprehensive income and its components in a basic set of financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

Reclassification adjustments are made to avoid counting in comprehensive income items that are displayed as part of net income for a period that also had been displayed as part of other comprehensive income in that period or earlier periods. For example, gains on investment securities that were realized and included in net income of the current period that also had been included in other comprehensive income as unrealized holding gains in the period in which they arose must be deducted through other comprehensive income of the period in which they are included in net income to avoid including them in comprehensive income twice. Currently, components of other comprehensive income displayed in the financial statements relate solely to unrealized gains and losses on available-for-sale securities and investments at fair value.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 18	Federal Income Tax

A reconciliation between the effective income tax expense or benefit and the amount computed by multiplying the projected statutory federal income tax rate for the periods ended December 31, 2007 and 2006 is as follows:

	2007	2006
Computed “Expected” Federal Tax	$(337,324)	$823,616
Effect of State Taxes	(51,110)	126,913
Tax Exempt Interest	(264,911)	(326,564)
FHLMC Dividends	(399,935)	(219,361)
Tax Effect of FASB 159 Fair Value Adjustments	2,275,500
Miscellaneous Other	249,819	121,717

Provision for Income Taxes	1,472,039	526,321

Current Income Tax Expense	(384,027)	771,392
Deferred Income Tax (Benefit)	1,856,066	(245,071)

Provision for Income Taxes	1,472,039	526,321

Deferred Tax Assets and Liabilities:
Due to Reserve for Loan and Lease Losses	595,691	615,906
Due to Unrealized Losses on Investments	1,638,283	604,291
Due to Unrealized Losses - FV Assets	3,119,171
Due to Deferred Compensation	96,911	36,570
Due to Cumulative Stock Option Expense	43,535	17,107

Deferred Tax Assets	5,493,590	1,273,874

Due to FHLB Dividends	(333,083)	(333,083)

Deferred Tax Liabilities	(333,083)	(333,083)

Deferred Tax Assets and Liabilities	$5,160,507	$940,791

In assessing the realizability of the related deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based upon the projection for future taxable income over the periods which the deferred tax asset is deductible, at December 31, 2007, management believes it is more likely than not that the Savings Bank will realize the benefits of these deductible differences.

Note 19	Legal Proceedings

The Company and its subsidiaries are periodically involved in legal proceedings that are generally incidental to their businesses. At December 31, 2007, there were no legal proceedings that were expected to have a material impact on the Company’s financial statements.

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 20	Earnings Per Share

Statement of Financial Accounting Standards No. 128 (SFAS No. 128), Earnings Per Share, is effective for fiscal years ending after December 15, 1997. This statement presents standards for computing and presenting earnings per share (EPS) and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies previous standards for computing EPS and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with the presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS. Due to the loss for the year ended December 31, 2007, no potentially dilutive shares were included in the loss per share calculations as including such shares would have been antidilutive.

Earnings per Share Computation:

	2007	2006
Net Income (Loss)	$(1,022,194)	$1,896,080
Avg Basic Shares Outstanding	1,071,076	1,025,635
Basic Earnings (Loss) Per Share	$(0.95)	$1.85
Net Income (Loss)	$(1,022,194)	$1,896,080
Avg Basic Shares Outstanding	1,071,076	1,025,635
Dilutive Effect of Options	—	157,574
Avg Shares Outstanding, as Adjusted	1,071,076	1,183,209
Diluted Earnings (Loss) Per Share	$(0.95)	$1.60

The following schedule reflects the proforma net income by excluding the impact of the Fair Value Adjustment on Financial Instruments (FAS 159), net of tax benefit, on basic and diluted earnings per share. The Fair Value Adjustment on Financial Instruments, net of tax benefit, is a component of net income during 2007. 2006 results were not affected.

	2007	2006
Proforma Net Income excluding Fair Value Adjustment on Financial Instruments, net of tax benefit	$2,304,538	$1,896,080
Avg Basic Shares Outstanding	1,071,076	1,025,635
Proforma Basic Earnings Per Share	$2.15	$1.85
Proforma Net Income excluding Fair Value Adjustment on Financial Instruments, net of tax benefit	$2,304,538	$1,896,080
Avg Basic Shares Outstanding	1,071,076	1,025,635
Dilutive Effect of Options	162,077	157,574
Avg Shares Outstanding, as Adjusted	1,233,153	1,183,209
Proforma Diluted Earnings Per Share	$1.87	$1.60

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 21	Condensed Parent Company Only Financial Statements

Statement of Financial Position

	December 31, 2007	December 31, 2006
Assets:
Total Due from SOFSB	$2,678,282	$2,883,338
Short term Interest bearing Deposits w/FHLB	44,589	170,814

Total Cash & Cash Equivalents	2,722,871	3,054,152
Investments - Available-for-Sale	1,904,375	1,093,400
Investment in State of Franklin Leasing	826,152	791,792
Investment in State of Franklin Savings Bank	23,921,982	28,383,157
Investment in State of Franklin Statutory Trust II	310,000	310,000
Interest Receivable	3,989	7,690
Accrued Tax Benefit	—	885,938
Deferred Tax Assets	132,937	—
Other Assets	—	248,000

Total Assets	$29,822,306	$34,774,129

Liabilities:
Deferred Tax Liability	$—	$11,309
Accrued Taxes Payable	5,098	—
Payable to Shareholders	338,805	496,137
Other Accounts Payable and Accrued Expenses	126,752	37,262

Total Liabilities	470,655	544,708

Guaranteed Preferred Beneficial Interest in Subordinated Debentures	10,310,000	10,310,000
Stockholders’ Equity:
Common Stock, $1.00 Par Value, Authorized: 10,000,000 Shares; 1,086,791 shares outstanding at 12/31/07 and 12/31/06	1,086,791	1,086,791
Common Stock Subscribed
Paid-In Capital	14,559,716	14,487,449
Less Stock Repurchased	(9,576,275)	(9,576,275)
Accumulated Other Comprehensive Income	(2,841,392)	(1,048,184)
Retained Earnings	15,971,780	19,299,434
Less: Employee Stock Ownership	(158,969)	(329,794)

Total Stockholders’ Equity	19,041,651	23,919,421

Total Liabilities and Stockholders’ Equity	$29,822,306	$34,774,129

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 21	Continued

	Period Ended December 31, 2007	Period Ended December 31, 2006
Statement of Income
Interest Income	$171,628	$116,116
Interest Expense	(724,892)	(758,108)

Net Interest Income	(553,264)	(641,992)
Other Operating Expenses	(225,071)	(188,124)

Loss before Income Taxes and Equity in Undistributed Earnings of Subsidiaries	(778,335)	(830,116)
Provision for Income Taxes (Benefit)	(288,596)	(307,222)

Loss before Equity in Undistributed Earnings of Subsidiaries	(489,739)	(522,894)
Equity in undistributed Earnings of Subsidiaries	(532,455)	2,418,974

Net Income (Loss)	$(1,022,194)	$1,896,080

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 21	Continued

	Period Ended December 31, 2007	Period Ended December 31, 2006
Statement of Cash Flows
Cash Flows from Operating Activities
Net Income (Loss)	$(1,022,194)	$1,896,080
Items Not Affecting Cash and Cash Equivalents:
Equity in Undistributed (Earnings) Losses of Subsidiaries	532,455	(2,418,974)
Accrued Tax Benefit	885,938	(669,927)
Deferred Tax Asset	(26,431)	(17,107)
Decrease in Payable to Shareholders	(157,332)	(587,744)
Increase in Other Accounts Payable	94,588	12,071
Amortization Expense	—	44,000
Stock Option Evaluation	72,267	46,780
Earned ESOP Shares	170,825	160,900
Decrease in Interest Receivable	3,701	15
(Increase) Decrease in Other Assets	248,000	(240,107)

Net Cash Provided (Used) by Operating Activities	801,817	(1,774,013)

Cash Flows from Investing Activities
Purchase of Available-for-Sale Investments	(1,133,098)	(697,550)

Net Cash Used by Investing Activities	(1,133,098)	(697,550)

Cash Flows from Financing Activities
Net proceeds from the issuance of guaranteed preferred beneficial interest in subordinated debentures	—	2,000,000
Stock Repurchased	—	701,177

Net Cash Provided by Financing Activities	—	2,701,177

Net Increase(decrease) in Cash and Cash Equivalents	(331,281)	229,614
Cash and Cash Equivalents at Beginning of Period	3,054,152	2,824,538

Cash and Cash Equivalents at End of Period	$2,722,871	$3,054,152

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

Note 22	Temporary Impairment of Investments

In November 2005 the FASB issued FASB Staff Position No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (the “FSP”). This FSP addresses the determination of when an investment is considered impaired; whether the impairment is other than temporary; and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of an other-than-temporary impairment on a debt security, and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance in EITF Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations SFAS No. 115 and SEC Staff Accounting Bulletin 59. Under the FSP, impairment losses must be recognized in earnings equal to the entire difference between the security’s cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also requires that an investor recognize an other-than-temporary impairment loss when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP was effective for reporting periods beginning after December 15, 2005. The Company had no securities during 2007 which were evaluated as other-than-temporarily impaired and management believes all unrealized losses as of December 31, 2007 represent temporary impairment. The unrealized losses have resulted from temporary changes in the interest rate market and not as a result of credit deterioration. Management does not anticipate selling the securities for losses, and State of Franklin has sufficient cash, investments with unrealized gains and unused lines of credit to provide resources to meet liquidity needs.

Information pertaining to securities with gross unrealized losses at December 31, 2007 and 2006 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less than Twelve Months		Twelve Months & Over
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
December 31, 2007
Available-for-Sale
US Government Agencies	$101	$244,746	$—	$—
Mortgage Backed Securities	276,849	7,844,661	111,347	3,309,239
Municipal Securities	—	—	—	—
Corporate Securities	3,363,047	17,094,969	—	—
Marketable Equity Securities	2,036,425	8,007,875	—	—

Total Available-for-Sale	5,676,422	33,192,251	111,347	3,309,239

Held-to-Maturity
US Government Agencies	—	—	—	—
Mortgage Backed Securities	—	—	—	—
Municipal Securities	6,795	423,193	—	—
Corporate Securities	—	—	10,500	423,431

Total Held-to-Maturity	$6,795	$423,193	$10,500	$423,431

State of Franklin Bancshares, Inc.     Johnson City, Tennessee

Notes to Consolidated Financial Statements   For the Years Ended December 31, 2007 and 2006

	Less than Twelve Months		Twelve Months & Over
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
December 31, 2006
Available-for-Sale
Mortgage Backed Securities	$32,735	$5,870,309	$13,604	$953,834
Municipal Securities	—	—	11,136	602,797
Corporate Securities	75	415,039	—	—
Marketable Equity Securities	146,085	4,095,500	2,505,600	16,750,401

Total Available-for-Sale	178,895	10,380,848	2,530,340	18,307,032

Held-to-Maturity
US Government Agencies	—	—	197,487	6,795,462
Mortgage Backed Securities	15,825	1,950,729	403,860	15,393,187
Municipal Securities	—	—	22,162	2,215,120
Corporate Securities	6,135	507,940	99,732	7,642,573

Total Held-to-Maturity	$21,960	$2,458,669	$723,241	$32,046,342

Note 23	Derivative Financial Instruments

In May 2005, State of Franklin began to utilize derivative financial instruments related to a new certificate of deposit product called the “Index Powered Certificate of Deposit” (IPCD). IPCDs have a term of 5 years with interest paid at maturity based on 90% of the appreciation (as defined) in the S&P 500 index. There is no guaranteed interest payable to the depositor of an IPCD; however, assuming an IPCD is held to maturity, a depositor is guaranteed the return of his or her principal, at a minimum.

Statement of Financial Accounting Standards No. 133 requires the Company to separate the amount received from each IPCD issued into 2 components: (1) an embedded derivative, and (2) the principal amount of each deposit. Embedded derivatives are derived from the Company’s obligation to pay each IPCD depositor a return based on appreciation in the S&P 500 index. The difference between the contract amount of each IPCD issued, and the amount of the embedded derivative, is recorded as the initial deposit (included in interest-bearing deposits in the consolidated balance sheet). Interest expense is added to principal ratably over the term of each IPCD at an effective interest that will increase the principal balance to equal the contractual IPCD amount at maturity.